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           IMPORTANT REMINDER: PIONEER DIVERSIFIED HIGH INCOME TRUST
         ANNUAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL OCTOBER 8, 2009

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                                 60 State Street
                           Boston, Massachusetts 02109

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                                                              September __, 2009

Dear Shareholder:

We previously sent you proxy information relating to the annual meeting of shareholders of Pioneer Diversified High Income Trust (HNW). The meeting for your fund in which you hold shares was adjourned for proposal 2, to approve an Amended and Restated Management Agreement, until October 8, 2009 at 2:00 p.m., Eastern Time.



Your vote for this important meeting has not yet been received.


We encourage you to utilize one of the following options today to record your vote:



1.   Vote by Phone. You may cast your vote by phone by calling 1-800-690-6903.

2. Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy ballot and following the instructions on the website.

3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage paid return envelope provided.


                 Remember, your vote counts. Please vote today.

If you have any questions regarding the proposal, please call your fund's proxy agent, at 1-800-232-1064 Monday through Friday 9:00 a.m. to 11:00 p.m. Eastern Time to speak with a live representative.

Your vote will help reduce the need for additional solicitation efforts or additional meeting adjournments.

As the adjournment date approaches, certain shareholders may receive a telephone call from a representative from the Altman Group if your shares have not yet been received.

Thank you for your assistance with this important matter.